Exhibit 99.1

The Simply Good Foods Company to Acquire Quest Nutrition

•                  Pairs Atkins with Another Well-Established, Complementary Brand with Attractive Growth Profile and Shared Mission of Healthy Nutrition and Snacking

•                  Creates a Leading Nutritional Snacking Company with Combined Estimated Net Sales of over $800 Million

•                  Management Will Host Conference Call and Webcast Today at 5:00 p.m. ET

Denver, CO and El Segundo, CA, August 21, 2019 - The Simply Good Foods Company (Nasdaq: SMPL) (“Simply Good Foods”), a developer, marketer and seller of branded nutritional foods and snacking products, and Quest Nutrition, LLC (“Quest”), a healthy lifestyle food company, today announced that the companies have entered into a definitive agreement under which Simply Good Foods will acquire Quest for $1.0 billion in cash, or approximately $870 million net of tax benefits, on a cash-free and debt-free basis. The transaction is structured as the purchase by a subsidiary of Simply Good Foods of 100% of the equity of each of Voyage Holdings, LLC and VMG Quest Blocker, Inc. (together, the “Target”) from the founders of Quest and other equity holders of the Target.

Quest is a fast-growing active lifestyle brand with a highly engaged consumer base. Its on-trend philosophy focuses on creating snacks that contain high protein levels with minimal sugars and net carbohydrates. The pairing of Atkins and Quest unites well-established brands with attractive growth profiles that results in a leading nutritional snacking company with combined net sales of over $800 million and strong operating margins. This combination positions Simply Good Foods to continue to benefit from consumer mega trends related to healthy eating and better nutrition as the great-tasting Atkins and Quest products offer consumers a smart and convenient approach to healthier snacking.

“The acquisition of Quest strengthens Simply Good Foods’ position within the nutritional snacking category by expanding our portfolio of brands and product offerings while also providing us with greater consumer and channel diversification,” said Joseph E. Scalzo, President and Chief Executive Officer of Simply Good Foods. “This combination delivers on our strategy to become a broader nutritional snacking company that offers consumers a broad range of brands and products that satisfy their nutritional needs. We also believe that our collective brands will benefit from increased cross-selling and marketing opportunities, as well as enhanced go-to-market strategies that will drive meaningful net sales and earnings growth. Quest is supported by an innovative spirit and dedicated employees committed to supporting consumers’ healthy lifestyles, and both Quest and our existing brands will benefit from sharing best practices and insights in marketing, distribution and supply chain management to deliver on our commitment to customers and consumers. Upon the closing of the transaction we look forward to working with Dave Ritterbush, President and Chief Executive Officer of Quest, and his team, and welcoming Dave to the Simply Good Foods Board of Directors.”

“We are excited to join the Simply Good Foods family and I’m personally pleased to be joining the Simply Good Foods Board of Directors upon closing, as we collectively drive the next stage of Quest’s growth,” said Dave Ritterbush, President and CEO of Quest Nutrition. “The Simply Good Foods team has a strong track record in building leading nutrition brands and I feel that Quest will fit perfectly in their overall mission. As part of Simply Good Foods, Quest will benefit from the combination of two great organizations focused on providing consumers with healthier food choices. I’m incredibly proud of everything that Quest and our team has accomplished and excited for the next phase of our growth by joining a larger, more diverse nutritional snacking company.”

Compelling Strategic and Financial Benefits

•                  Highly Attractive, Complementary Portfolio of Nutritional Snacking Brands. Quest’s products - primarily, bars, cookies, chips and pizza - compete in many of the attractive, fast growing sub-segments within the nutritional snacking category. Quest has an extremely loyal following and favorable demographic profile with strong appeal among among consumers 18-44 years old with almost no overlap with the Atkins consumer.

•                  Scalable, Growth-Oriented Platform. Given Quest’s growth trajectory, innovation pipeline and identified cost synergies, we believe there is financial flexibility to continue investing in the Quest business and expand margins that should, over time, be relatively similar to Simply Good Foods.

•                  Enhances Innovative Culture to Deliver on Shared Mission. This transaction will enable Simply Good Foods to benefit from Quest’s effectiveness within e-commerce, social platforms, specialty and other non-tracked distribution channels, while Quest will benefit from Simply Good Foods’ expertise in building distribution in FDM (food/drug/mass) channels and growing brand awareness via broad reach media.

•                  Achievable Synergies. The transaction delivers on key growth criteria while achieving an estimated $20 million in cost synergies over three years by leveraging efficiencies of scale.

•                  Financial Overview. The strategic acquisition of Quest, which has net sales and Adjusted EBITDA(2) of about $345(1) million and $50(1) million, respectively, provides Simply Good Foods with additional scale and is complementary to the Company’s long-term net sales and adjusted EBITDA growth algorithm. Additionally, the combination is expected to be accretive to cash EPS in year one.

Terms and Financing

Under the terms of the agreement, the $1.0 billion purchase price will be paid in cash and represents a purchase price multiple of approximately 14.3x(1) Adjusted EBITDA,(2) including identified annual run-rate synergies of approximately $20 million expected to be achieved over the next three years. The net purchase price is about $870 million including tax benefits. This represents a net purchase price multiple of approximately 12.4(1) Adjusted EBITDA,(2) including synergies.

Simply Good Foods intends to finance the transaction by using approximately $225 million of cash on its balance sheet as well as committed financing from Barclays, Credit Suisse and Goldman Sachs. The Company also anticipates issuing equity and, given the expected solid cash flow generation of the combined businesses, anticipates a net debt to Adjusted EBITDA multiple of 4.0x or less by fiscal year-end August 2020.

The transaction has been approved with unanimous support by the Board of Directors of Simply Good Foods, its purchasing subsidiary and by the governing bodies of the Target and is expected to close by the end of 2019, subject to satisfaction of customary closing conditions and receipt of regulatory clearance.

(1)Estimated twelve months ended December 31, 2019, as provided by Quest management

(2)Adjusted EBITDA is a non-GAAP financial measure.

Advisors

Centerview Partners LLC and Goldman Sachs are serving as advisors to The Simply Good Foods Company and Kirkland & Ellis LLP is providing legal counsel in connection with the transaction. J.P. Morgan Securities LLC is serving as exclusive financial advisor to the Target and Winston & Strawn LLP is serving as its legal advisors.

Conference Call and Webcast Information

The Company will host a conference call with members of the executive management team to discuss this announcement on August 21, 2019 at 3:00 p.m. Mountain time (5:00 p.m. Eastern time). Investors interested in participating in the live call can dial 877-407-0792 from the U.S. and International callers can dial 201-689-8263. In addition, the call and accompanying presentation slides will be broadcast live over the Internet hosted at the “Investor Relations” section of the Company’s website at http://www.thesimplygoodfoodscompany.com. The webcast will be archived for 30 days. A telephone replay will be available approximately two hours after the call concludes and will be available through Wednesday, September 4, 2019, by dialing 844-512-2921 from the U.S., or 412-317-6671 from international locations, and entering confirmation code 13694075.

FINANCIAL CONTACT:	MEDIA CONTACT:
Mark Pogharian	Jennifer Livingston
(720) 768-2681	(303) 620-8148

About The Simply Good Foods Company

The Simply Good Foods Company (Nasdaq: SMPL), headquartered in Denver, Colorado, is a highly-focused food company with a product portfolio consisting primarily of nutrition bars, ready-to-drink shakes, snacks and confectionery products marketed under the Atkins®, SimplyProtein® and Atkins Endulge® brand names. Simply Good Foods is poised to expand its wellness platform through innovation and organic growth along with investment opportunities in the snacking space and broader food category. Simply Good Foods aims to lead the nutritious snacking movement with trusted brands that offer a variety of convenient, innovative, great-tasting, better-for-you snacks and meal replacements. For more information, please visit https://www.thesimplygoodfoodscompany.com.

Forward Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by or include words such as “will”, “expect”, “intends” or other similar words, phrases or expressions. These forward-looking statements include statements regarding the potential acquisition of Quest (the “Quest Transaction”), future plans for the Company, the estimated or anticipated future results (including those of Quest) and benefits of the Company’s future plans and operations, future capital structure, future opportunities for the Company, and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties and the Company’s business and actual results may differ materially. These risks and uncertainties include, but are not limited to, one or more of the closing conditions to the Quest Transaction, including regulatory approvals, not being satisfied or waived; the Quest Transaction not being completed in the timeframe expected by the Company or at all; delays or failures relating to the financing of the Quest Transaction; unexpected costs, charges or expenses resulting from the proposed Quest Transaction; failure to realize the anticipated benefits of the proposed Quest Transaction; difficulties and delays in achieving the synergies and cost savings in connection with the Quest Transaction; changes in the business environment in which the Company operates including general financial, economic, capital market, regulatory and political conditions affecting the Company and the industry in which the Company operates; changes in consumer preferences and purchasing habits; the Company’s ability to maintain adequate product inventory levels to timely supply customer orders; the impact of the Tax Act on the Company’s business; changes in taxes, tariffs, duties, governmental laws and regulations; the availability of or competition for other brands, assets or other opportunities for investment by the Company or to expand the Company’s business; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of the Company’s or Quest’s management team; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission from time to time. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date, and cautions investors not to place undue reliance on any such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) such as Adjusted EBITDA and certain ratios and other metrics derived there from. Adjusted EBITDA is net income before interest, taxes, depreciation and amortization and non-recurring costs and expenses. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the presentation of these measures may not be comparable to similarly-titled measures used by other companies. We believe (i) these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends; and (ii) that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. We have not provided a reconciliation of projected adjusted EBITDA due to the difficulty in estimating the components by which future net income is estimated.